       [LOGO]
    iVillage.com                    Filed by iVillage Inc.
THE WOMEN'S NETWORK
                                    Pursuant to Rule 425 under the Securities
                                    Act of 1933 and deemed to be filed pursuant to Rule 14a-12 of the Securities Exchange
                                    Act of 1934.


                                    Subject: Women.com Networks, Inc.

                                    Commission File No.: 333-56150

FOR IMMEDIATE RELEASE

     iVillage Beats Q1 2001 EBITDA Guidance, Meets EPS Estimates of ($0.38)

  Losses Decline Year-over-Year, Continued Increase in Operating Efficiencies,
                Further Progress in Diversifying Revenue Streams

          Merger with Women.com Expected to Close in the Second Quarter

NEW YORK - May 3, 2001 - iVillage Inc. (Nasdaq: IVIL), operator of the iVillage Network, which includes Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com, today announced financial results for the first quarter ended March 31, 2001.

iVillage delivered within its previously stated guidance for first quarter 2001 revenue and on an actual and pro forma basis (excluding restructuring charges) outperformed previous guidance on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). The Company cut its pro forma EBITDA loss by 37% compared to the first quarter 2000 primarily as a result of its ongoing cost savings initiatives and increased managerial efficiencies. This is evidenced by a decrease of approximately $7 million in sales and marketing expenditures compared to the same period a year ago. While decreasing cash expenditures, the Company continued its impressive growth generating one of the highest page view increases since its inception.

For the first quarter 2001, iVillage reported revenues from continuing operations totaling $12.6 million, compared to revenues from continuing operations of $18.1 million for the same period one year ago. This was largely due to the fact that dot.com advertising revenue decreased by $5.6 million. Approximately 75% of first quarter revenue came from traditional, or non-dot.com advertisers.

iVillage's cost structure now supports diverse revenue streams comprised of approximately 60% from advertising on iVillage.com and 40% coming from the Company's other revenue sources. Additional revenue sources include television, magazine publishing, production services, licensing, research and astrological chart and subscription sales.

iVillage reported a pro forma EBITDA loss from continuing operations of $7.9 million for the quarter ended March 31, 2001, versus an EBITDA loss from continuing operations of $12.5 million for the comparable year-ago period. Pro forma net loss from continuing operations (excluding restructuring charges and a loss on investment) for the first quarter 2001 was $11.4 million or ($0.38) per share compared to a net loss from continuing operations of $22.3 million or ($0.75) per share for the same period one year ago. Including these charges and the loss on investment, first quarter 2001 net loss from continuing operations totaled $12.2 million or ($0.41) per share. At the end of the first quarter 2001, iVillage had approximately $46 million in cash, cash equivalents and restricted cash on its balance sheet.

"Our drive toward profitability continues to be the main focus at iVillage, as we grow the company, diversify revenue streams, deepen relationships with advertisers, and build brands in this challenging environment," said Douglas McCormick, Chairman and Chief Executive Officer of iVillage. "This quarter, we continued to operate in a challenging environment, and as we navigated the rocky waters, we continued to attract advertising dollars and were able to broaden our revenue to include additional sources such as research, subscriptions and astrological charts."

                                   HIGHLIGHTS

Women.com Merger Update

In February, iVillage announced that the Company signed a definitive agreement to acquire Women.com Networks, iVillage's leading competitor, in a merger designed to create the world's largest and most comprehensive destination for women on the Web. The Company believes that its competitive position and attractiveness to new sponsors will be further strengthened by the $20 million investment it will receive from Hearst Communications, Inc. and/or Women.com's other stockholders upon completion of the acquisition, as well as Hearst's commitment to purchase $15-21 million in advertising and production services over three years, subject to the closing of the merger.

Doug McCormick added, "We are looking forward to the closing of this transaction and working more closely with The Hearst Corporation to leverage the synergies of the combined company and Hearst."

iVillage will be hosting a conference call shortly after completion of the merger to discuss the transaction in further detail and to provide pro forma guidance for the combined company. iVillage currently expects the merger to close in the second quarter.

Proving the Model

o iVillage continued its progress in diversifying revenue streams, including providing paid research, paid subscriptions to newsletters and paid astrological charts. Recently, the Company saw an increased interest in its subscription-based newsletters. Customers have shown a willingness to pay for iVillage's differentiated Web content including paid subscriptions for Astrology.com and a new initiative to offer paid topic-specific health newsletters through iVillageHealth.com. While iVillage's new sources of revenue are in their nascent stages, the Company is encouraged by these new high-margin revenue streams.

o iVillage also continued to add to its stable of advertisers in the first quarter, adding 10 new brands including Gillette's Venus and Unilever's Snuggle. In addition, the Company signed on 18 new advertisers including DASANI, Mercedes-Benz USA and Pepperidge Farm.

o During the fourth quarter, iVillage rolled out its interactive solutions offering, iVillage Solutions. iVillage Solutions helps companies build out their technological infrastructures and is intended to provide advertisers with long-term solutions to building, managing and maintaining their Web sites. Clients include DASANI, iVillage UK, Hindustan Lever Limited and Substance.com.

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o    iVillage Research Services continued to provide value to sponsors through
     Dynamic Logic and AdIndex, which measure the effectiveness of online advertising. Verizon Long Distance, Fujifilm and Ford retained iVillage in connection with wide scale marketing initiatives and reported that findings from the research efforts helped make their marketing campaigns more effective.

o Substance.com, the independently managed company formed as a joint beauty venture between Unilever and iVillage, went live in the first quarter of 2001, in a launch that brought Substance.com's highly focused community, customized online services, beauty and personalized product recommendations to women online for the first time.

iVillage: Customer Usage Remains High

o In March 2001, iVillage had an average reach of 11.5%, based on a custom report run by Media Metrix. Traffic to iVillage.com grew 12.6% to 241 million average monthly page views during the first quarter 2001, up from 214 million average monthly page views in the fourth quarter 2000 and 155 million average monthly page views during the first quarter of 2000. This page view growth was among the highest in the company's history, against one of its lowest external marketing spends.

o iVillage continues to demonstrate strong stickiness, ranking 15th among the top 50 Web sites in terms of time spent per month. Visitors spend an average of 22.6 minutes on the site and return an average of 2.2 times per month (Media Metrix, March 2001).

o In March, iVillage ranked 29th out of the top 50 Web properties, in terms of unique users. Additionally, according to DART, iVillage UK, iVillage's international joint venture with Tesco, Britain's largest retailer, is currently ranked as the number one women's Web site in the UK.

About iVillage Inc.

iVillage is a media company, which includes iVillage.com, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading women's online destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Books, Computing, Diet & Fitness, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services. Membership to iVillage.com is free and offers features such as e-mail, personal homepages, instant messaging and other community tools.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) iVillage's ability to successfully consummate, integrate and manage its proposed acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

In connection with their proposed merger and related rights offering to stockholders of Women.com Networks, Inc., iVillage Inc. and Women.com have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC"), and a Joint Proxy Statement/Prospectus is included in that Registration Statement. Other materials relating to the merger also will be filed with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Due to the above, SEC restrictions limit public statements by iVillage representatives to those contained within the S-4 Registration Statement. Please be advised that iVillage representatives will not answer any questions or otherwise provide any information on this teleconference (e.g. pro forma projections for the combined company post-merger) requiring them to disclose forward-looking or other information which is not expressly contained within the S-4 Registration Statement until such Registration Statement has been declared effective and the rights offering has been completed.

Materials filed with the SEC are available electronically, without charge, at an Internet site maintained by the SEC. The address of that site is http://www.sec.gov. In addition, the Joint Proxy Statement/Prospectus filed with the SEC by iVillage will be mailed to iVillage's stockholders and may be obtained without charge upon request to iVillage, attention Carl Fischer, Vice President, Corporate Communications, 212.600.6502.


                                      # # #


CONTACTS:

iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com

The Abernathy MacGregor Group Inc.
Carina Thate
212.371.5999
cct@abmac.com

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
                         iVillage Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                                         Three months ended March 31,
                                                                         ----------------------------
                                                                              2001        2000
                                                                            --------    --------
Revenues                                                                    $ 12,573    $ 18,104

Operating expenses:
  Editorial, product development and technology                                8,613       8,118
  Sales and marketing                                                          8,321      12,620
  Sales and marketing - NBC expenses                                             640       3,292
  General and administrative                                                   2,928       6,608
  Depreciation and amortization                                                4,296      11,468
                                                                            --------    --------

      Total operating expenses                                                24,798      42,106
                                                                            --------    --------

      Pro forma loss from operations                                         (12,225)    (24,002)

Interest income, net                                                             858       1,558
Other income, net                                                                 87         161
Loss from unconsolidated joint venture                                          (127)       --
                                                                            --------    --------


Pro forma net loss from continuing operations before minority interest       (11,407)    (22,283)

Minority interest                                                                (21)       --
                                                                            --------    --------

Pro forma net loss from continuing operations                               $(11,428)   $(22,283)
                                                                            ========    ========

Pro forma basic and diluted net loss per share from continuing operations   $  (0.38)   $  (0.75)
                                                                            ========    ========

Pro forma weighted average shares of common stock outstanding
  used in computing basic and diluted net loss per share                      29,705      29,630
                                                                            ========    ========

Other supplemental information:
  Pro forma EBITDA loss                                                     $ (7,929)   $(12,534)
                                                                            ========    ========
  Pro forma EBITDA loss, excluding NBC expenses                             $ (7,289)   $ (9,242)
                                                                            ========    ========

* Excludes restructuring charge and loss on investment
                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)

                                                        March 31,   December 31,
                                                           2001         2000
                                                       -----------   -----------
                    ASSETS:

Current assets:
  Cash and cash equivalents                            $    36,969   $    48,963
  Accounts receivable, net                                   4,878         7,864
  Other current assets                                       7,998         9,700
                                                       -----------   -----------
        Total current assets                                49,845        66,527

Restricted cash                                              9,250         9,250
Fixed assets, net                                           22,754        20,057
Goodwill and intangible assets, net                         35,187        36,432
Other assets                                                   206           137
Non-current assets of discontinued operations                   56            56
                                                       -----------   -----------
        Total assets                                   $   117,298   $   132,459
                                                       ===========   ===========


        LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                $    15,219   $    18,695
  Deferred revenue                                           5,402         6,337
  Deferred rent                                                271           361
  Net current liabilities of discontinued operations           689           882
                                                       -----------   -----------
        Total current liabilities                           21,581        26,275

Deferred rent, net of current portion                        4,817         4,818
                                                       -----------   -----------
        Total liabilities                                   26,398        31,093

Minority interest                                               21          --

Commitments and contingencies

Stockholders' equity                                        90,879       101,366
                                                       -----------   -----------
        Total liabilities and stockholders' equity     $   117,298   $   132,459
                                                       ===========   ===========

                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                                 Three months ended March 31,
                                                                 ----------------------------
                                                                      2001           2000
                                                                  -----------    -----------
Revenues                                                          $    12,573    $    18,104

Operating expenses:
  Editorial, product development and technology                         8,613          8,118
  Sales and marketing                                                   8,321         12,620
  Sales and marketing - NBC expenses                                      640          3,292
  General and administrative                                            2,928          6,608
  Restructuring charge                                                    643           --
  Depreciation and amortization                                         4,296         11,468
                                                                  -----------    -----------

       Total operating expenses                                        25,441         42,106
                                                                  -----------    -----------

       Loss from operations                                           (12,868)       (24,002)

Interest income, net                                                      858          1,558
Other income, net                                                          87            161
Writedown of investments                                                 (104)          --
Loss from unconsolidated joint venture                                   (127)          --
                                                                  -----------    -----------


Net loss before minority interest                                     (12,154)       (22,283)

Minority interest                                                         (21)          --
                                                                  -----------    -----------

Net loss from continuing operations                                   (12,175)       (22,283)

Discontinued operations                                                  --           (2,885)
                                                                  -----------    -----------

Net loss                                                          $   (12,175)   $   (25,168)
                                                                  ===========    ===========

Basic and diluted net loss per share from continuing operations   $     (0.41)   $     (0.75)
                                                                  ===========    ===========

Basic and diluted net loss per share                              $     (0.41)   $     (0.85)
                                                                  ===========    ===========

Weighted average shares of common stock outstanding
  used in computing basic and diluted net loss per share               29,705         29,630
                                                                  ===========    ===========

Other supplemental information:
  EBITDA loss                                                     $    (8,572)   $   (12,534)
                                                                  ===========    ===========
  EBITDA loss, excluding NBC expenses                             $    (7,932)   $    (9,242)
                                                                  ===========    ===========

                            iVillage Inc.
           Income Statement ($ in Million except for EPS)

                                                     Mar-00       Jun-00       Sep-00       Dec-00       FY 00        Mar-01
Revenue                                              18.104       19.392       20.191       18.665       76.352       12.573
Growth q-q                                                8%           7%           4%          -8%                      -33%
Growth Y/y                                              278%         202%         133%          12%         109%        -31%


Editorial, product development & technology           8.118        9.051        9.413        8.745       35.327        8.613
  % of Revenues                                          45%          47%          47%          47%          46%          69%
Sales and marketing                                  15.912       13.806       12.930       11.450       54.098        8.961
  % of Revenues                                          88%          71%          64%          61%          71%          71%
General and administrative                            6.608        6.456        4.896        4.674       22.634        2.928
  % of Revenues                                          37%          33%          24%          25%          30%          23%
Restructuring charge                                   --           --           --           --           --          0.643
  % of Revenues                                           0%           0%           0%           0%           0%           5%
Depreciation and amortization                        11.468       11.291       10.767        4.155       37.681        4.296
  % of Revenues                                          63%          58%          53%          22%          49%          34%
Impairment of goodwill                                 --           --         98.056         --         98.056         --
  % of Revenues                                           0%           0%         486%           0%         128%           0%
                                                    -------      -------     --------       ------     --------      -------
Total operating expenses                             42.106       40.604      136.062       29.024      247.796       25.441
  % of Revenues                                         233%         209%         674%         155%         325%         202%

Loss from operations                                (24.002)     (21.212)    (115.871)     (10.359)    (171.444)     (12.868)

Interest income (expense) & other                     1.558        1.322        1.315        1.066        5.261        0.858
Other income (expense)                                0.161       (8.117)      (4.700)      (0.245)     (12.901)      (0.017)
Loss from unconsolidated JV                            --           --         (0.115)      (0.307)      (0.422)      (0.127)
Net loss from continuing operations before
  minority interest                                 (22.283)     (28.007)    (119.371)      (9.845)    (179.506)     (12.154)
Minority interest                                      --           --           --           --           --         (0.021)
Discontinued operations                              (2.885)      (9.251)       0.409       (0.195)     (11.922)        --
                                                    -------      -------     --------       ------     --------      -------
Net loss                                            (25.168)     (37.258)    (118.962)     (10.040)    (191.428)     (12.175)

EPS from continuing operaitions - excluding
impairment of goodwill and investment writedowns      (0.75)       (0.67)       (0.55)       (0.32)       (2.29)       (0.41)

 EPS                                               $  (0.85)    $  (1.25)    $  (4.00)    $  (0.34)    $  (6.45)    $  (0.41)
 Shares out                                            29.6         29.7         29.7         29.7         29.7         29.7

Additional Financial Information
Revenue from barter                                   0.808        0.903        0.965        0.900        3.576        0.535
  % of Revenues                                           4%           5%           5%           5%           5%           4%
Sales and marketing related to NBC                    3.292        2.815        0.640        0.640        7.387        0.640
EBITDA                                              (12.534)      (9.921)      (7.048)      (6.204)     (35.707)      (8.572)
EBITDA - excluding NBC                               (9.242)      (7.106)      (6.408)      (5.564)     (28.320)      (7.932)

Balance Sheet and Other Highlights
 Cash & Restricted Cash (in millions)                 93.22        77.76        67.05        58.21                     46.22
Average monthly pageview (in 000)*                      149          166          204          214                       241
  Revenues/average quarterly PV *                  $  40.47     $  38.94     $  33.07     $  29.07                  $  17.39
Member & Member equivalents (millions)*               4.942        5.287        5.738        5.998                     6.638
 Subscriptions (millions)*                             11.9         15.4         11.4         14.2                      13.3
 Number of Community Hosts (000)*                      2.08         2.24         2.34         2.34                      2.36

* Unaudited data